UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2004

SBC COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Throughout this document, SBC Communications Inc. is referred to as “we” or “SBC”. On October 26, 2004, SBC borrowed $8.75 billion pursuant to the terms of its 364-day revolving credit facility (the “Revolving Credit Facility”), dated as of October 12, 2004, with certain investment and commercial banks. The interest rate for this borrowing is 1.76%, and is subject to adjustment daily based on the federal funds rate, as described in the Revolving Credit Facility. A copy of the Revolving Credit Facility is included as Exhibit 10-dd hereto and is incorporated by reference into this Item 2.03. Proceeds from this borrowing will be used to fund SBC’s portion of the consideration for Cingular Wireless’ acquisition of AT&T Wireless Services, Inc. SBC expects to re-pay this borrowing with proceeds from commercial paper borrowings and the issuance of long-term debt, as market conditions warrant.

Item 8.01 Other Events.

We are a holding company whose subsidiaries and affiliates operate in the communications industry. Our subsidiaries and affiliates provide wireline and wireless telecommunications services and equipment, and directory advertising both domestically and worldwide. We own a 60 percent equity interest, and BellSouth Corporation (“BellSouth”) owns a 40 percent equity interest, in Cingular Wireless (“Cingular”) and we share control of Cingular equally with BellSouth. Because we share control equally with BellSouth, accounting principles generally accepted in the United States (GAAP) prohibit us from consolidating Cingular’s financial results in our financial statements. Instead, in our financial statements, we report our 60% proportionate share of Cingular’s results as equity in net income of affiliates.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

PRESS RELEASE

We announced on October 21, 2004, our results of operations for the third quarter of 2004. A copy of our selected financial statements is included as Exhibit 99.2 hereto and incorporated by reference into this Item 8.01. Our press release included the following information:

We reported third-quarter reported earnings of $2.1 billion, or $0.63 per diluted share. We reported earnings from continuing operations of $1.2 billion, or $0.38 per diluted share compared with earnings of $1.19 billion, or $0.36 per diluted share in the year-ago quarter. Third-quarter 2004 earnings include SBC’s proportionate share of two items that increased operating expenses at Cingular by $74 million -- $43 million for integration planning costs ahead of the AT&T Wireless acquisition and a $31 million charge reflecting a fair value adjustment of Cingular Interactive assets, which Cingular agreed to sell in September.

During the third-quarter, we sold our interest in directory operations in Illinois and northwest Indiana, resulting in an after-tax gain of $827 million or $0.25 per share. Third quarter comparisons below are based on results from continuing operations, which exclude this gain as well as results from the sold directory business in all periods.

Our third-quarter 2004 reported revenues from continuing operations totaled $10.3 billion, up 1.4 percent compared with the third quarter of 2003. This total includes an increase to revenues of approximately $60 million from regulatory and other matters, including the California Public Utilities Commission’s September decision on UNE-P rates. Revenues including proportionate results from Cingular would have totaled $12.8 billion, up 2.1 percent compared with the third quarter of 2003. Our third-quarter 2004 wireline revenues totaled $9.3 billion, up 1.7 percent, with wireline consumer revenues up 2.8 percent versus the year-ago third quarter. Wireline data revenues grew 6.1 percent to $2.7 billion, reflecting continued growth in DSL services and progress in the large business market.

Our third-quarter operating expenses totaled $8.6 billion, flat with the third quarter of 2003. Our operating income margin was 16.5 percent, compared with 15.4 percent in the year-earlier third quarter.

We reported a net gain of 402,000 DSL lines for the third-quarter 2004 and as of the end of the quarter, we had 4.7 million DSL lines in service. Our total long distance lines increased by 1.3 million for the quarter and as of the end of the third quarter 2004, we had 19.8 million lines.

Our retail consumer line base declined by 259,000 in the third quarter of 2004, compared with declines of 624,000 in the third quarter of 2003 and 558,000 in the second quarter of 2004. A major driver of this quarter’s improvement was a reversal in wholesale line trends. In the third quarter of 2004, we posted a decline in wholesale lines (UNE-P and resale) of 213,000. This compares with increases of 323,000 in the year-ago third quarter and 137,000 in the second quarter of this year. SBC’s business retail access lines base declined by 168,000 in the quarter. This compared with declines of 229,000 in the third quarter a year ago and 228,000 in the second quarter this year. Our penetration of consumer retail lines with at least one key service – long distance, DSL, Cingular or SBC|DISH Network video – increased to 58 percent at the end of the quarter, up from 36 percent a year earlier.

Cingular had gross customer additions of 2.8 million and net subscriber additions of 657,000 for the third quarter of 2004. Cingular ended the quarter with 25.7 million total subscribers. Cingular revenues totaled $4.3 billion in the quarter, up 4.9 percent from the year-earlier third quarter. Cingular’s third-quarter operating margin was 10.8 percent, compared with an operating margin in the year-ago third quarter of 12.0 percent.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(c)	Exhibits

10-dd	364-Day Revolving Credit Agreement.
99.2	SBC Communications Inc. selected financial statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC Communications Inc.
By: /s/ John J. Stephens
John J. Stephens
Vice President and Controller

Date: October 26, 2004